UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 25, 2023

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 5.07 of this report, on May 25, 2023, at the Annual Meeting of Stockholders (“Annual Meeting”) of SM Energy Company (“Company”), the Company's stockholders approved an amendment (“Amendment”) to the Company's Restated Certificate of Incorporation ("Certificate of Incorporation") to reflect new Delaware law provisions regarding officer exculpation. The Amendment was filed with the office of the Secretary of State of Delaware on May 25, 2023, and became effective upon filing.
The Amendment permits exculpation of certain officers only for direct claims brought by stockholders for breach of the fiduciary duty of care, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself, or for derivative claims brought by stockholders in the name of the Company. In addition, the Amendment does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders elected all of the incumbent directors that stood for reelection, and approved the four additional proposals described below. Each director was elected by a majority vote. The directors elected and the final vote tabulation for each director were as follows:

Director	For	Against	Abstain	Non-Votes
Carla J. Bailo	95,004,593	1,489,992	61,166	13,215,488
Stephen R. Brand	94,311,019	2,194,892	49,840	13,215,488
Ramiro G. Peru	96,035,730	470,261	49,761	13,215,487
Anita M. Powers	96,007,751	498,328	49,671	13,215,489
Julio M. Quintana	92,947,967	3,557,858	49,927	13,215,487
Rose M. Robeson	95,253,634	1,252,749	49,367	13,215,489
William D. Sullivan	94,859,748	1,646,531	49,473	13,215,487
Herbert S. Vogel	95,500,313	1,005,601	49,836	13,215,489
The Company’s stockholders approved, by a non-binding advisory vote, the proposal regarding the compensation of the Company’s named executive officers. The final vote tabulation for that proposal was as follows:

For	94,573,209
Against	1,708,739
Abstain	273,801
Non-Votes	13,215,490
The Company’s stockholders approved, by a non-binding advisory vote, a frequency of every one year for future advisory votes on executive compensation (“Frequency Vote”). The final vote tabulation for that proposal was as follows:

1 Year	91,427,891
2 Years	117,669
3 Years	4,941,079
Abstain	69,108
Non-Votes	13,215,492
In light of the Frequency Vote and other considerations, the Company has decided to include an advisory stockholder vote on executive compensation in its proxy materials annually until the next required Frequency Vote.

The Company’s stockholders approved the proposal to ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP, as the Company’s independent registered public accounting firm for 2023. The final vote tabulation for that proposal was as follows:

For	108,990,411
Against	701,527
Abstain	79,301
The Company’s stockholders approved the proposal to approve of an amendment of the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by amendments to Delaware law. The final vote tabulation for that proposal was as follows:

For	80,470,292
Against	15,779,986
Abstain	305,469
Non-Votes	13,215,492
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	May 30, 2023	By:	/s/ ANDREW T. FISKE
Andrew T. Fiske
Deputy General Counsel and Corporate Secretary